Exhibit 21.1
The wholly owned subsidiaries of Calgon Carbon Corporation are:
•	Chemviron Carbon GmbH, a German corporation;

•	Calgon Carbon Canada, Inc., a Canadian corporation;

•	Chemviron Carbon Ltd., a United Kingdom corporation;

•	Calgon Carbon Investments Inc., a Delaware corporation;

•	Solarchem Environmental Systems Inc., a Nevada corporation;

•	Charcoal Cloth (International) Limited, a United Kingdom corporation;

•	Charcoal Cloth Limited, a United Kingdom corporation;

•	Waterlink UK Holdings Ltd., a United Kingdom corporation;

•	Sutcliffe Croftshaw Ltd., a United Kingdom corporation;

•	Sutcliffe Speakman Ltd., a United Kingdom corporation;

•	Sutcliffe Speakman Carbons Ltd., a United Kingdom corporation;

•	Lakeland Processing Ltd., a United Kingdom corporation;

•	Sutcliffe Speakmanco 5 Ltd., a United Kingdom corporation;

•	Advanced Separation Technologies Incorporated, a Florida corporation;

•	Calgon Carbon (Tianjin) Co., Ltd., a Chinese Corporation;

•	Datong Carbon Corporation, a Chinese corporation;

•	Calgon Carbon Asia Ltd., a Singapore corporation.
In addition, the Company owns 49% of Calgon Mitsubishi Chemical Corporation, a Japanese corporation, and 20% of Calgon Carbon (Thailand) Ltd., a Thailand corporation